UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2019

SESEN BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SESN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☒

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Monica Forbes as Chief Financial Officer
On August 26, 2019, the Board of Directors (the “Board”) of Sesen Bio, Inc. (the “Company”) appointed Monica Forbes, age 44, as the Company’s Chief Financial Officer and principal financial officer.
Ms. Forbes has served as the Company’s Vice President, Finance since August 1, 2019. She previously served as a finance consultant to the Company from April 2019 through July 2019. Prior to her work with the Company, Ms. Forbes served as the Vice President and Chief Financial Officer of Nalpropion Pharmaceuticals, Inc. (“Nalpropion”) from July 2018 to April 2019. Prior to that Ms. Forbes served as Vice President and acting Chief Financial Officer of Orexigen Therapeutics, Inc. (“Orexigen”) from February 2018 until Nalpropion’s acquisition of Orexigen in July 2018, Senior Director of Financial Planning and Analysis (FP&A) of Orexigen from October 2016 to February 2018, and Director of FP&A from October 2014 to October 2016. Ms. Forbes holds a B.S. in Business Administration from San Diego State University.
In connection with Ms. Forbes’ appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Ms. Forbes, which provides that her employment will continue until either the Company or Ms. Forbes provides notice of termination in accordance with the terms of the Employment Agreement. The Company previously entered into a non-competition, non-solicitation, confidentiality and assignment agreement with Ms. Forbes, which, among other things, prohibits her from competing with the Company, soliciting the Company’s employees and customers and disclosing confidential information during the term of her employment and for a specified time thereafter.
Pursuant to the Employment Agreement, Ms. Forbes is entitled to receive an annual base salary of $350,000, which will be reviewed annually and will be subject to increase from time to time, as determined by the Board. In addition, pursuant to the Employment Agreement, Ms. Forbes is eligible to receive an annual cash bonus, which is based on the achievement of individual and corporate performance objectives, calculated as a percentage of her annual base salary, and which will be determined by the Board, in its sole discretion. Ms. Forbes’ initial target annual bonus is 35% of her annual base salary.
In addition, the Company granted Ms. Forbes an option to purchase 280,000 shares of the Company’s common stock at an exercise price of $1.13 per share. The stock option has a ten-year term and will vest over a four-year period, with 25% of the shares underlying the stock option award vesting on the first anniversary of the date of grant and an additional 6.25% of the shares underlying the stock option vesting at the end of each successive three-month period following the one-year anniversary of the date of grant of the stock option, subject to Ms. Forbes continued service with the Company through the applicable vesting dates. The option will also be subject to the terms and conditions of the Company’s 2014 Stock Incentive Plan.
Under the Employment Agreement, termination of Ms. Forbes’ employment by the Company without “Cause,” or by Ms. Forbes with “Good Reason” (as such terms are defined in the Employment Agreement), would require the Company to pay severance to Ms. Forbes. Upon any such termination, Ms. Forbes would be entitled to receive (i) base salary continuation for a period of 12 months from the date of termination, payable in accordance with the Company’s normal payroll practices and (ii) provided that Ms. Forbes timely elects COBRA continuation coverage for herself and her eligible dependents, a monthly amount that equals the portion of the monthly health premiums paid by the Company on behalf of Ms. Forbes and her eligible dependents immediately preceding the date that her employment terminates until the earliest of (a) the last day of the period of Ms. Forbes’ base salary continuation, (b) the date on which Ms. Forbes becomes employed with benefits substantially comparable to the benefits provided to Ms. Forbes under the Company’s benefit plans, and (c) the date that Ms. Forbes and her eligible dependents become ineligible for COBRA continuation coverage pursuant to applicable law or plan terms.
Additionally, upon any such termination that occurs 12 months following a “Change in Control Transaction” (as such term is defined in the Employment Agreement), in addition to the same severance payments and COBRA premium assistance described above, all of Ms. Forbes outstanding and unvested equity awards will be accelerated such that all unvested equity grants vest and become fully exercisable.

Ms. Forbes’ right to receive the severance payments and benefits described above under the Employment Agreement is conditioned upon her execution and non-revocation of a separation agreement containing a general release of claims.
In connection with her appointment, Ms. Forbes also entered into the Company’s standard indemnification agreement (the “Indemnification Agreement”), the form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K. Pursuant to the terms of the Indemnification Agreement, the Company may be required, among other things, to indemnify Ms. Forbes for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her services as an executive officer of the Company.
Other than with respect to the Employment Agreement and the Indemnification Agreement, there are no arrangements or understandings between Ms. Forbes and any other persons pursuant to which Ms. Forbes was appointed as Chief Financial Officer of the Company. There are also no family relationships between Ms. Forbes and any director or executive officer of the Company and Ms. Forbes has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The description of the Employment Agreement and the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement and the Indemnification Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K.
Appointment of Kirstin Anderson as Principal Accounting Officer
On August 26, 2019, the Board appointed Kirstin Anderson, the Company’s Corporate Controller, as the Company’s principal accounting officer, effective immediately. No new compensatory arrangements will be entered into with Ms. Anderson in connection with her appointment as the Company’s principal accounting officer.
Ms. Anderson, age 46, has served as the Company’s Controller since March 2018. She previously served as the Company’s Assistant Controller from January 2016 through February 2018 and Accounting Manager from September 2014 to January 2016. In addition, earlier in her career, Ms. Anderson served as an audit associate and lead tax services associate and senior associate at Deloitte and Touche LLP. Ms. Anderson holds a Masters in Accounting from the University of Colorado, Denver and a B.S. in Chemical Engineering from the University of Maryland, Baltimore County.
There are no arrangements or understandings between Ms. Anderson and any other persons pursuant to which Ms. Anderson was appointed as the principal accounting officer of the Company. There are also no family relationships between Ms. Anderson and any director or executive officer of the Company and Ms. Anderson has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Departure of Richard Fitzgerald as Chief Financial Officer
On August 26, 2019, the Company announced that Richard Fitzgerald departed as the Company’s Chief Financial Officer, effective immediately.

Item 8.01 – Other Events.
A copy of the press release announcing certain of the matters described under Item 5.02 of this Current Report on Form 8-K is filed herewith as Exhibit 99.1 and is incorporated by reference in this Item 8.01.
Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated August 26, 2019, by and between Monica Forbes and Sesen Bio, Inc.
10.2	Form of Indemnification Agreement, by and between Sesen Bio, Inc. and each of its directors and executive officers.
99.1	Press Release, dated August 26, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 26, 2019

Sesen Bio, Inc.

By:	/s/ Thomas Cannell, D.V.M.
Thomas Cannell, D.V.M.
President and Chief Executive Officer